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                                                                    Exhibit 3(a)

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                            WMX TECHNOLOGIES, INC.

                              ------------------

IT IS HEREBY CERTIFIED THAT:

1. The name of the corporation prior to giving effect to the amendment herein certified is WMX TECHNOLOGIES, INC. (the "Company").

2. Article First of the Restated Certificate of Incorporation of the Company is hereby amended to read in its entirety as follows:

     "FIRST: The name of the corporation is WASTE MANAGEMENT, INC."

3. The amendment of the Restated Certificate of Incorporation of the Company herein certified has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested on May 9, 1997.


                                        /s/ Dean L. Buntrock
                                        ----------------------------------------
                                        Dean L. Buntrock
                                        Chairman of the Board


Attest:


/s/ Herbert A. Getz
-----------------------------------
Herbert A. Getz
Senior Vice President and Secretary


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